AMENDMENT NO. 2
                     AGREEMENT OF REORGANIZATION AND MERGER

     This Amendment No. 2 to the Agreement of Reorganization and Merger, dated September 29, 1997 (the "Agreement"), is entered into by and among Electro Scientific Industries, Inc. ("ESI"), Applied Intelligent Systems, Inc. ("AISI") and Asteroid Merger Corp. ("Merger Corp.") effective as of November 13, 1997.

     In recognition of amendments made to the Michigan statutes governing dissenters' rights following the execution of the Agreement, Section 1.5 of the Agreement, describing dissenters' rights, is hereby deleted. In addition, all other references to dissenters' rights in the Agreement are hereby deleted.


     IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by the undersigned as of the date written above.

     Electro Scientific Industries, Inc.    Applied Intelligent Systems, Inc.

     By: LARRY T. RAPP                      By: JON G. EHRMANN
         -------------------------------        -------------------------------
         Name: Larry T. Rapp                Name: Jon G. Ehrmann
               -------------------------          -----------------------------
         Title: Vice President and          Title: VP - Finance & CFO
                Corporate Secretary                ----------------------------
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     Asteroid Merger Corp.

     By: LARRY T. RAPP
         -------------------------------
         Name: Larry T. Rapp
               -------------------------
         Title: Corporate Secretary
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